                                                                   EXHIBIT 10.01

                           EL PASO ELECTRIC COMPANY
                          CHANGE OF CONTROL AGREEMENT
                            FOR EXECUTIVE OFFICERS


          AGREEMENT by and between El Paso Electric Company, a Texas corporation (the "Company"), and ________________ (the "Executive"), dated as of the 28th day of January, 1999.

                              W I T N E S S E T H

          WHEREAS, the Executive currently serves as a key employee of the Company and his services and knowledge are valuable to the Company in connection with the management of the Company; and

          WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its stockholders to secure the Executive's continued services and to ensure the Executive's continued dedication and objectivity in the event of any threat or occurrence of, or negotiation or other action that could lead to, or create the possibility of, a Change in Control (as defined in Attachment 1) of the Company, without concern as to whether the Executive might be hindered or distracted by personal uncertainties and risks created by any such possible Change in Control, and to encourage the Executive's full attention and dedication to the Company, the Board has authorized the Company to enter into this Agreement.

          NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, the Company and the Executive hereby agree as follows:

     1. Employment Period. (a) The Company hereby agrees to employ the Executive and the Executive hereby agrees to accept employment with and remain in the employment of the Company, subject to the terms and conditions of this Agreement, for the period commencing upon the occurrence of a Change in Control and ending on the second anniversary thereof, or such later date as may be mutually agreed upon by the Company and the Executive. Notwithstanding the foregoing, the Executive's employment hereunder may be earlier terminated, subject to Section 4 of this Agreement. The period of time between the commencement and the termination of the Executive's employment hereunder shall be referred to herein as the "Employment Period."

     (b) Prior to the occurrence of a Change in Control, the Executive's employment by the Company shall be governed by any current contract of employment, and this Agreement shall not confer upon the Executive any right to continued employment by the Company nor affect in any manner the right of the Company to terminate the employment of the Executive at any time prior to the occurrence of a Change in Control. In particular, the Executive shall not have any rights under this Agreement for termination of employment "in anticipation of" any "change of control" that shall occur prior to the occurrence of a Change in Control.

     2. Terms of Employment. (a) Position and Duties. (i) During the Employment Period, (A) the Executive shall serve as _______________________ of the Company (or the equivalent position in the division, subsidiary or other portion of any post-merger or post-acquisition successor that is operationally responsible for the electric business conducted by the Company prior to the merger or acquisition), with such authority, duties and responsibilities as are commensurate with such position and as may be consistent with such position as may be assigned to him by the Board and (B) the Executive's services shall be performed at the Company's offices in El Paso, Texas. Notwithstanding the foregoing, the Company and the Executive may mutually agree to such changes in the Executive's position, reporting or location of employment as are in the best interest of the Company without violating the provisions of this paragraph.

     (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially all of his or her attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period, it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements, or teach at educational institutions, and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

     (b) Compensation. (i) Base Salary. During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary"), payable biweekly, at least equal to the annual base salary paid or payable, including any base salary which has been earned but deferred, to the Executive by the Company in respect of the twelve-month period immediately preceding the occurrence of a Change in Control. During the Employment Period, the Annual Base Salary shall be reviewed no more than 12 months after the last salary increase awarded to the Executive prior to the occurrence of a Change in Control and thereafter at least annually. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary shall refer to Annual Base Salary as so increased. As used in this Agreement, the term "affiliated companies" shall include any company controlled by, controlling or under common control with the Company.

     (ii) Annual Bonus. In addition to Annual Base Salary, for each fiscal year ending during the Employment Period the Executive shall be eligible, based upon the Executive's achievement of performance goals, and the Company's achievement of financial and other operating goals, in each case set by the Compensation Committee of the Board, in consultation with the Executive, at levels substantially consistent with past practice, during such fiscal year, to receive a bonus (the "Annual Bonus") at a target level of not less than 30% of the Annual Base Salary (the "Target Bonus Amount") with the opportunity, substantially consistent with past practice, to earn in excess of such amount based upon the attainment of agreed upon performance goals. Each such Annual Bonus shall be paid no later than the last business day of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded (the "Last Payment Date").

     (iii) Long-Term Incentive Compensation. During the Employment Period, the Executive shall be entitled to participate in all long-term incentive plans, practices, policies and programs applicable generally to other peer executives of the Company.

     (iv) Savings and Retirement Plans. During the Employment Period, the Executive shall be entitled to participate in all savings and retirement plans, practices, policies and programs on a basis no less favorable than that generally applicable to peer executives of the Company.

     (v) Welfare Benefit Plans. During the Employment Period, the Executive and/or the Executive's dependents, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company on a basis no less favorable than that generally applicable to peer executives of the Company.

     (vi) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the Company's policies.

     (vii) Vacation. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the plans, policies, programs and practices of the Company on a basis no less favorable than that generally applicable to peer executives of the Company but, in any event, shall be entitled to no less than four weeks of vacation per year during the Employment Period.

     3. Termination of Employment. (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Disability of the Executive occurs during the Employment Period pursuant to the definition of Disability set forth below, the Company may give the Executive written notice, in accordance with Section 10(b) of this Agreement, of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 60th day after receipt of such notice by the Executive (the "Disability Effective Date"); provided that, within the 60 days after such receipt, the Executive shall not have returned to substantially full time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the performance of the Executive's duties with the Company on a full time basis for an aggregate of 120 out of any 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by an independent physician selected by the Company or its insurers and reasonably acceptable to the Executive or the Executive's legal representative.

     (b) Cause. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean the willful and continued failure by the Executive to perform his or her duties, or the engaging by the Executive in illegal conduct or misconduct which is materially injurious to the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described above, and specifying the particulars thereof in detail.

     (c) Good Reason. The Executive's employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

     (i) the assignment to the Executive of any duties inconsistent with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities set forth in Section 2(a) of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for these purposes (A) assignment to a comparable position and duties in the division, subsidiary or other portion of any post-merger or post-acquisition successor that is operationally responsible for the electric business conducted by the Company prior to the merger or acquisition,
(B) an isolated and insubstantial action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive, and (C) any action to which the Executive has given his or her written consent;

     (ii)  any failure by the Company to comply with any of the provisions of
Section 2(b) of this Agreement, other than an isolated and insubstantial failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

     (iii) the Company's requiring the Executive without the Executive's written consent to be based at any office or location located more than 100 miles from the office or location provided in Section 2(a)(i)(B) hereof or the Company's requiring the Executive to travel on Company business to a substantially greater extent than required immediately prior to the Effective Date;

     (iv) any failure by the Company to comply with and satisfy Section 9(c) of this Agreement; or

     (v) the Company's purported termination of Agreement other than in accordance with its terms.

     (d) Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 10(b) of this Agreement. In the case of a Good Reason termination, such Notice of Termination shall be given within 90 days of the occurrence of the event that provides the basis for the termination as a condition of such claim being treated as a Good Reason termination hereunder. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

     (e) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for any reason (including Good Reason), the date of receipt of the Notice of Termination or any later date specified therein that is within 30 days of such Notice, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

     4. Obligations of the Company upon Termination. (a) Good Reason; Other than for Cause, Death or Disability. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause or Disability or the Executive shall terminate employment for Good Reason:

     (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

     A. the sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid; (2) the product of (x) higher of the bonus paid to the Executive for the most recent full year prior to the Date of Termination or the average of the past 3 years' bonuses (the "Highest Annual Bonus") and (y) a fraction, the numerator of which is the number of days in the current year through the Date of Termination, and the denominator of which is 365; and (3) any accrued vacation pay to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), and (3) shall be hereinafter referred to as the "Accrued Obligations");

     B. the amount equal to the product of (1) 2.99 and (2) the sum of (x) the Executive's Annual Base Salary and (y) the Highest Annual Bonus; and

     C. the actuarial equivalent of the amounts by which the Executive's total vested benefits under The El Paso Electric Company Retirement Plan (or any successor plan put into effect prior to a Change in Control), computed as if Executive had three additional years of benefit accrual service, exceed the Executive's actual pension benefits. For this computation, the Executive's final average salary shall be deemed to be the Executive's annual base compensation in effect immediately prior to the time a Notice of Termination is given and the benefit and accrual formulas and actuarial assumptions shall be no less favorable than those in effect at such time; "base compensation" shall include any amounts deducted by the Company for Executive's account under any agreement with the Company or Section 125 and 401(k) of the Internal Revenue Code of 1986, as amended (the "Code").

     (ii) for two years after the Executive's Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue the medical, long-term disability, dental, accidental death and dismemberment and life insurance benefits to the Executive and/or the Executive's dependents at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies in effect under Section 2(b)(v) of this Agreement (the "Continuing Benefit Plans") as if the Executive's employment had not been terminated (either by permitting the Executive and/or the Executive's dependents to participate in the Continuing Benefit Plans, or by providing the Executive and/or the Executive's dependents with equivalent benefits outside the Continuing Benefit Plans, as the Company may elect, so long as the net after-tax benefit to them is the same as if the Executive had remained an employee of the Company participating in the Continuing Benefit Plans); provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical, long-term disability, dental, accidental death and dismemberment or life insurance benefits under another employer-provided plan, the medical, long-term disability, dental, accidental death and dismemberment and life insurance benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility.
For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to the Continuing Benefit Plans and any other welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies, the Executive shall be considered to have remained employed until two years after the Date of Termination and to have retired on the last day of such period;

     (iii) for one year after the Executive's Date of Termination, the Company shall provide outplacement services for the Executive; and

     (iv) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company, as of the Date of Termination (such other amounts are benefits shall be thereinafter referred to as the "Other Benefits").

     (b) Death. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligation to the Executive's Legal Representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of

Termination. The term Other Benefits as utilized in this Section 4(b) shall include death benefits as in effect on the date of the Executive's death.

     (c) Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligation to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

     (d) Cause; Other than for Good Reason. If the Executive's employment shall be terminated for Cause or the Executive terminates his employment without Good Reason during the Employment Period, this Agreement shall terminate without further obligation to the Executive other than the obligation to pay to the Executive (x) his or her Annual Base Salary through the Date of Termination and
(y) Other Benefits, in each case to the extent theretofore unpaid.

     5. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor, subject to Section 10(f), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated Companies. Any rights that are vested and any benefits that the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

     6. Full Settlement. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as provided in section 4(a)(ii) of this Agreement, such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest regardless of the outcome thereof by the Company, the Executive or others of the validity or enforceability of, liability under, any provision of this Agreement of any guarantee of performance thereof including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement; provided, however, that the foregoing shall not apply in connection with any such contest in which the finder of fact determines that the contest is frivolous or was brought by the Executive in bad faith.

     7.  Gross-Up Provision.  (a) If the payments provided by Section 4(a)(i)-
(iv) hereof (the "Agreement Payments") become subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code as in effect on the date of this Agreement (or any similar tax), Executive will be responsible for the Excise Tax and the Company will not pay Executive an additional amount (the "Gross-up Payment"). If, however, the "Agreement Payments" become subject to the Excise Tax (or any similar tax) by virtue of changes in the Code which occur after the date of this Agreement, the Company shall pay to Executive at the time specified in Section 7(b) below a "Gross-up Payment" such that the net amount retained by Executive, after deduction of any Excise Tax on the Total Payments (as hereinafter defined), and any federal, state and local income tax and Excise Tax upon the Gross-up Payment provided for by this subsection (a) shall be equal to what the Total Payments would have been had such changes in the Code not occurred.

     For purposes of determining whether any of the Agreement Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) any other payments or benefits received or to be received by Executive in connection with a Change in Control or Executive's termination of employment (under this Agreement or any other agreement with the Company or any person whose actions result in a Change of Control or any person affiliated with the Company) (which, together with the Agreement Payments, shall constitute the "Total Payments") shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company's independent auditors such other payments or benefits (in whole or in part) are not subject to the Excise Tax, (ii) the amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (A) the Total Payments or (B) the amount of excess parachute payments within the meaning of
Section 280G(b)(1) of the Code (after applying clause (i), above), and (iii) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

     For purposes of determining the Gross-up Payment, Executive shall be deemed to pay federal, state, and local income taxes at the highest applicable marginal rate for the calendar year in which the Gross-up Payment is to be made net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. If the Excise Tax is finally determined to be less than the amount taken into account at the time the Gross-up Payment is made, Executive shall repay the portion attributable to such reduction (plus the portion of the Gross-up Payment attributable to a reduction in Excise Tax and/or a federal and state and local income tax deduction), plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B)of the Code. If the Excise Tax is later determined to exceed the amount taken into account at the time the Gross-up Payment is made, the Company shall make an additional gross-up payment (plus any interest payable with respect to such excess at the rate provided in Section 1274(b)(2)(B) of the
Code) when such excess is finally determined.

     (b) The Gross-up Payment or portion thereof provided for in subsection (a) above shall be paid not later than the thirtieth day following payment of any amounts under Section 4(a)(i); provided, however, that if the amount of such Gross-up Payment or portion thereof cannot be finally determined on or before such day, the Company shall pay to Executive on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined, but in no event later than the forty-fifth day after payment of any amounts under Section 4(a)(i). If the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth day after demand by the Company (together with interest at the rate provided for in Section 1274(b)(2)(B) of the Code).

     (c) In the event it shall be determined by the Company's independent auditors that the Agreement Payments would subject the Executive to the Excise Tax, it shall also be determined whether a reduction in the Agreement Payments would result in an after-tax amount with a greater net present value than would occur without such reduction. If so, the Agreement Payments shall be reduced by the minimum amount necessary to obtain such result.

     If such reduced payments incorrectly result in an overpayment or underpayment to Executive, the underpayment shall be promptly paid to Executive and, if an overpayment shall have occurred, it shall be treated for all purposes as a loan to Executive by the Company which Executive shall repay on the fifth day after demand by the Company, in each case together with interest at the applicable rate provided for in Section 1274(b)(2)(B) of the Code.

     8. (a) Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). The Executive shall not, at any time during his employment with the Company or at any time thereafter, for any reason, in any fashion, form or manner, either directly or indirectly, communicate, divulge, copy or permit to be copied (without the prior written consent of the Company or as may otherwise be required by law or legal process or in order to enforce his rights under this Agreement or as necessary to defend himself against a claim asserted directly or indirectly by the Company or any of its affiliated companies) any secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, in any manner whatsoever, that is not otherwise publicly available to, or for the benefit of, any person, firm, corporation or other entity, other than the Company and those designated by it or in the course of his employment with the Company and its affiliated companies. As used herein, the term "all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses" shall include, without limitation, the Company's plans, strategies, proposals to potential customers and/or partners, costs, prices, proprietary systems for buying and selling, client and customer lists, identity of prospects, proprietary computer programs, policy or procedure-manuals, proprietary training and recruiting procedures, proprietary accounting procedures, and the status and contents of the Company's contracts with its suppliers, clients, customers or prospects. The Executive further agrees to maintain in confidence any confidential information of third parties received as a result of his employment with the Company.

     (b)  Enforcement.  In the event of a breach or threatened breach of this
Section 8, the Executive agrees that the Company shall be entitled, in addition to any other remedies available to it to specific performance and injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, and the Executive acknowledges that damages would be inadequate and insufficient. In no event shall an asserted violation of the provisions of this Section 8 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

     (c) Survival. Any termination of the Executive's employment or of this Agreement shall have no effect on the continuing operation of this Section 8.

     9. Successors. (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

     (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

     (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid (whether or not the Company ceases to exist) which assumes and agrees to perform this Agreement by operation of law, or otherwise. In the event of any such succession, "Board" shall mean the board of directors or similar managing body of the successor to the Company.

     10. Miscellaneous. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

     (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:


              If to the Executive:

              ________________

              ________________

              ________________

              If to the Company:

              El Paso Electric Company
              100 North Stanton
              El Paso, Texas 79901
              Attention:  Board of Directors

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

     (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     (e) Subject to Section 3(d) of this Agreement, the Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 3(c)(i)-(v) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

     (f) This Agreement constitutes the entire agreement between the parties and is intended to be an integration of all agreements between the parties with respect to the Executive's employment by the Company on and after the occurrence of a Change in Control, the terms and conditions of such employment or the termination of such employment. Any and all prior agreements, understandings or commitments between the Company and the Executive with respect to any such matter are hereby superseded and revoked.

     (g) The Company shall indemnify and hold the Executive and his legal representatives harmless to the fullest extent permitted by applicable law, from and against all judgments, fines, penalties, excise taxes, amounts paid in settlement, losses, expenses, costs, liabilities and legal fees if the Executive is made, or threatened to be made a party to any threatened or pending or completed action, suit, proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company or any of its affiliated companies to procure a judgment in its favor, by reasons of the fact that the Executive is or was serving in any capacity at the request of the Company or any of its affiliated companies for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The right to indemnification provided, in this paragraph (g) shall not be deemed exclusive under any law or the charter or by-laws of the Company or any of its affiliated companies or otherwise, both as to action in the Executive's official capacity and as to action in another capacity while holding such office, and shall continue after the Executive has ceased to be a director or officer and shall inure to the benefit of the Executive's heirs, executors and administrators. Any reimbursement obligation arising hereunder shall be satisfied on an as-incurred basis. In addition, the Company agrees to continue to maintain customary and appropriate directors and liability insurance during the Employment Period and the Executive shall be entitled to the protection of any such insurance policies on no less favorable a basis than is provided to any other officer or director of the Company or any of its affiliated companies.

     IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


                                           "EXECUTIVE"

                                           _______________________________
                                           {Name}
                                           _______________________________


                                           EL PASO ELECTRIC COMPANY

                                                  /s/  JAMES HAINES
                                           -------------------------------

                                           James Haines
                                           Chief Executive Officer and President

                                                                    Attachment 1

          "Change in Control" shall mean:

          (1) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d) (3) or 14(d) (2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 30% more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the
                           --------------------------------
combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting
                                                     --------------------------
Securities"); excluding, however, the following:  (A) any acquisition directly
----------
from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this definition;

          (2) individuals who, as of January 28,1999, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a
                ---------------
majority of such Board; provided that any individual who becomes a director of the Company subsequent to January 28, 1999 whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

          (3) approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a
                                 ---------------------
Corporate Transaction pursuant to which (i) all or substantially all of the individual or entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 30% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, 30% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

          (4) approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

                                      A-2